EXHIBIT 23.01
                         CONSENT OF ARTHUR ANDERSEN LLP

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated August 12, 1996 included in or incorporated by reference in Riviana Foods Inc.'s Form 10-K for the year ended June 30, 1996 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Houston, Texas
December 12, 1996